Exhibit (a)(4)

THRESHOLD PHARMACEUTICALS, INC.

LETTER OF TRANSMITTAL

PURSUANT TO THE OFFER TO EXCHANGE DATED JANUARY 12, 2009

TO TENDER CERTAIN OPTIONS

TO PURCHASE SHARES OF COMMON STOCK

FOR REPLACEMENT OPTIONS UNDER THE

THRESHOLD PHARMACEUTICALS INC.

2004 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M., PACIFIC STANDARD TIME, ON FEBRUARY 12, 2009,

UNLESS THE OFFER IS EXTENDED.

To:	Joel A. Fernandes

Threshold Pharmaceuticals, Inc.

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

Telephone: (650) 474-8200

Facsimile: (650) 474-2529

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE

TO A NUMBER OTHER THAN AS SET FORTH ABOVE

WILL NOT CONSTITUTE A VALID DELIVERY.

To Threshold Pharmaceuticals, Inc.:

Upon the terms and subject to the conditions set forth in the Offer to Exchange dated January 12, 2009 (the “Offer to Exchange”), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this “Letter” which, together with the Offer to Exchange and instructions attached hereto, as they may be amended from time to time, constitutes the “Offer”), I, the undersigned, hereby tender to Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the options to purchase shares (“Option Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) specified on Schedule A attached hereto (the “Current Options”) in exchange for an equal number of unvested “Replacement Options” to purchase shares of Common Stock issued under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”).

Subject to, and effective upon, the Company’s acceptance for exchange of the Current Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the portion of the Current Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own legal, tax and financial advisors as to the consequences of participating or not participating in the Offer.

I hereby represent and warrant that I have full power and authority to tender the Current Options tendered hereby and that, when and to the extent such Current Options are accepted for exchange by the Company, such Current Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Current Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Current Options I am tendering hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

By execution hereof, I understand that tenders of Current Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company’s acceptance for exchange of Current Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

The name of the registered holder of the Current Options tendered hereby appears below exactly as it appears on the option agreement or agreements representing such Current Options. By completing the table set forth on Schedule A attached hereto, I understand that all of Current Options properly tendered prior to the “Expiration Date” (as defined in the following sentence) and not properly withdrawn will be exchanged for Replacement Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Section 2 and Schedule A of the Offer to Exchange. The term “Expiration Date” means 5:00 p.m., Pacific Standard Time, on February 12, 2009, unless and until the Company, in its sole discretion, has extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer, as so extended, expires.

I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Current Options tendered for exchange. In any such event, I understand that the Current Options delivered herewith, but not accepted for exchange, will be returned to me at the address indicated below.

All capitalized terms used in this Letter but not defined herein shall have the meaning ascribed to them in the Offer to Exchange.

I agree to all of the terms and conditions of the Offer.

Furthermore, in participating in the Offer, I acknowledge that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company at any time, as provided in the Offer; (2) the grant of the right to receive Replacement Options after the Cancellation Date of the Current Options, subject to conditions stated in the Offer, is voluntary and does not create any contractual or other right to receive future benefits; (3) decisions with respect to future grants under any equity incentive plan of the Company, if any, will be at the sole discretion of the Company; (4) my participation in the Offer shall not create a right to employment or be interpreted to form an employment agreement with the Company and shall not interfere with the ability of Threshold to terminate my employment or other relationship with Company (as applicable) at any time with or without cause; (5) I am voluntarily participating in the Offer; (6) the right to receive Replacement Options after the date of cancellation of the Current Options, subject to the conditions stated in the Offer, from the Company as a result of participating in the Offer is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company which is outside the scope of my employment or consulting contract or offer letter, if any, and is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (7) the future value of the Common Stock is unknown and cannot be predicted with certainty; (8) if I participate in the Offer and receive Replacement Options, the exercise price of the Replacement Options may be higher than the exercise price of the Current Options; (9) no claim or entitlement to compensation or damages arises if the exercise price for the Replacement Options is greater than my Current Options and I irrevocably release the Company from any such claim that may arise; (10) I will not be granted Replacement Options if I terminate employment or my services to Threshold or am terminated from employment with or providing services to the Company after the Cancellation Date of the Current Options but prior to the date that the Company grants Replacement Options pursuant to the Offer, and that my Current Options will not be cancelled and will be promptly returned to me; and (11) the Replacement Options will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be sent to me after the grant of Replacement Options.

HOLDER PLEASE SIGN HERE

(See Instructions 1 and 4 attached hereto)

You must complete and sign the following as your name appears on the option agreement or agreements evidencing the Current Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER:

/s/
(Signature of Holder or Authorized Signatory)

Date:
Name:
Address:	Telephone No.:
(include area code)
E-Mail:
(include ZIP code)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING A NOTICE OF WITHDRAWAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. BECAUSE THE LETTER OF TRANSMITTAL NEEDS TO BE DULY EXECUTED, ONLY FACSIMILE, MAIL OR HAND DELIVERY, BUT NOT E-MAIL, WILL BE CONSIDERED PROPER DELIVERY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXPIRATION DATE. A POSTMARK PRIOR TO THE EXPIRATION DATE WILL NOT ENSURE TIMELY DELIVERY.

Tenders of Current Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond the original Expiration Date, you may withdraw your tendered options at any time until the extended expiration of the Offer. To withdraw tendered Current Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Current Options. Withdrawals may not be rescinded and any Current Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Current Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the Current Options to be tendered should be provided on a separate schedule attached hereto.

3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table set forth on Schedule A of this Letter by providing the following information for each Current Option that you intend to tender. You may only tender eligible options that were granted between February 10, 2005 and December 31, 2008. Tenders must be made on a grant-by-grant basis. For example, if you hold a Current Option with respect to 1,000 shares of common stock that is eligible for exchange, the Current Option with respect to all 1,000 shares of common stock must be tendered for exchange if you wish to receive a Replacement Option in respect of such Current Option.

4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Current Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Current Options are subject.

If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Threshold Pharmaceuticals, Inc. (attn: Senior Director, Finance and Controller), at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company’s expense.

6. Irregularities. All questions as to the number of Option Shares subject to Current Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Current Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Current Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of Current Options, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Current Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE. PLEASE NOTE THAT THESE INSTRUCTIONS NEED NOT BE SUBMITTED TO THE COMPANY.

7. Important Tax Information. You should refer to Section 13 “Material U.S. Federal Income Tax Consequences” of the Offer to Exchange, which contains important tax information.

Schedule A

OPTIONS ELIGIBLE FOR EXCHANGE

Name:

A	B	C	D	E	F
Date of Option Grant	Exercise Price of Option*	Number of Tendered Option Shares Subject to Option Grant*	Option Number	Tendered For Exchange	Not Tendered For Exchange
				☐	☐

				☐	☐

				☐	☐

				☐	☐

				☐	☐

				☐	☐

*	Adjusted for the 1-for-6 reverse split effective August 20, 2008

Please check the appropriate box in Column E or F for each applicable Option set forth in Column D.

IF YOU DO NOT WISH TO TENDER ANY OF YOUR OPTIONS LISTED IN COLUMN A, IT IS NOT NECESSARY FOR YOU TO RETURN THE LETTER OF TRANSMITTAL OF WHICH THIS SCHEDULE A IS A PART.

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